                                       BY-LAWS



                                          OF



                             STONE CONTAINER CORPORATION



                               AS AMENDED AND IN EFFECT



                                    MARCH 23, 1998

                                       BY-LAWS

                                          OF

                             STONE CONTAINER CORPORATION

                                      ARTICLE I

                                     STOCKHOLDERS


          Section 1.1 ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before it shall be held on the second Tuesday of May of each year, or such other date, and at such time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day.

          Except as otherwise provided by the laws of Delaware or the Certificate of Incorporation of the Corporation, the only business which properly shall be conducted at any annual meeting of stockholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given as provided in Section 1.3, (b) be brought before the meeting by or at the direction of the Board of Directors or the officer of the Corporation presiding at the meeting or (c) have been specified in a written notice (a "Stockholder Meeting Notice") given to the Corporation, in accordance with all of the following requirements, by or on behalf of any stockholder who is entitled to vote at such meeting. Each Stockholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Secretary of the Corporation at the principal executive offices of the Corporation, in Chicago, Illinois, not less than sixty nor more than ninety days prior to the annual meeting; PROVIDED, HOWEVER, that in the event that less than seventy days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Each Stockholder Meeting Notice shall set forth:
(a) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the annual meeting;
(b) the name and record address of the stockholder proposing to bring such item of business before the meeting; (c) the class and number of shares of capital stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such Stockholder Meeting Notice; and (d) such other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended. No business shall be brought before any annual meeting of stockholders of the Corporation otherwise than as provided in this Section 1.1; PROVIDED, HOWEVER, that nothing contained in this Section 1.1 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The officer of the Corporation presiding at the annual meeting of stockholders shall, if the facts so warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 1.1 and, if such officer should so determine, such officer shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

          Section 1.2 SPECIAL MEETING. Special meetings of stockholders may only be called by the Board of Directors or the Chairman of the Board.
Special meetings of stockholders may be held at such places, within or without the State of Delaware, as may be specified in the call of any meeting.

          Section 1.3 NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Written notice of every meeting of stockholders stating the place, date, time and purposes thereof, shall, except when otherwise required by the laws of the State of Delaware, be mailed at least ten but not more than sixty days prior to the meeting to each stockholder of record entitled to vote thereat. Any meeting at which a quorum of stockholders is present, in person or by proxy, may adjourn from time to time without notice other than announcement at such meeting until its business is completed. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.4. QUORUM. The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum for the transaction of business at all meetings of stockholders. If at any meeting a quorum is not present, the chairman of the meeting or the holders of the majority of the voting power of the shares of capital stock present or represented may adjourn the meeting from time to time until a quorum is present. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record dated is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present or represented at a duly called or held meeting at which a quorum is present may continue to transact business until final adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 1.5 VOTING. (a) Except as otherwise provided in the Certificate of Incorporation of the Corporation or these By-Laws, each holder of capital stock entitled to vote at a stockholders' meeting shall, as to all matters in respect of which such capital stock has voting rights, be entitled to one vote in person or by written proxy for each share of capital stock owned of record by him, but no proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. No vote upon any matter need be by ballot unless demanded by the holders of at least ten percent of the voting power of the shares represented and entitled to vote at the meeting. Except as provided in Section 1.5(b) of these By-Laws with respect to the election of directors, all questions or matters shall be decided by a majority of the votes cast, unless otherwise required by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws.

          (b) In all elections for directors, each stockholder entitled to vote thereat shall be entitled to as many votes as shall equal the number of votes which (except for this Section 1.5(b)) such stockholder would be entitled to cast for the election of directors with respect to such stockholder's shares of stock multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for or for any two or more of them as such stockholder may see fit.

          Section 1.6 CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. (a) Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          (b) Within three business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary of the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.

          (c) Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, any stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation ("Soliciting Stockholders"), proxy solicitors of the Corporation or Soliciting Stockholders or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Stockholders, representatives of the Corporation or the Soliciting Stockholders or any other entity. As soon as practicable after the earlier of (i) sixty days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or (ii) a written request therefor by the Corporation or Soliciting Stockholders, whichever is soliciting consents, notice of which request shall be given to the party opposing the solicitation of consents, if any, and which shall state that the Corporation or Soliciting

Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these By-Laws, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

          (d) Unless the Corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge or otherwise and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

          (e) The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of the corporate action without a meeting by less than unanimous written consent.

          Section 1.7 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other action.

          (b)  If no record date is fixed:

          (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (2) The record date for determining stockholders for any other purpose other than stockholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

          (d) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder or record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation at its principal executive offices in Chicago, Illinois, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                                      ARTICLE II

                                      DIRECTORS

          Section 2.1 NUMBER, ELECTION AND TERM OF OFFICE OF DIRECTORS. The Board of Directors of the Corporation shall consist of not less than 10 nor more than 15 directors, the number thereof to be determined from time to time by resolution of the Board of Directors, except that from time to time, such number shall be deemed, for all purposes of these By-Laws and otherwise, increased or decreased (each such increase or decrease to occur automatically without any action required by the Corporation, the Board of Directors or the stockholders) to the extent required by the terms of any issued and outstanding series of preferred stock of the Corporation. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. No director need be a stockholder.

          Section 2.2 RESIGNATION OR REMOVAL. Any director may resign by giving written notice to the Board of Directors or the Chairman of the Board, any such resignation shall take effect at the time of receipt of notice thereof or at any later time specified therein, and, unless expressly required, acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by the laws of the State of Delaware, the Certificate of Incorporation or in any Preferred Stock Designation (as defined in Article Fourth of the Certificate of Incorporation), any director may be removed, with or without cause, by the affirmative vote or consent of the holders of a majority of the voting power of shares of capital stock issued and outstanding and entitled to vote.

          Section 2.3 VACANCIES. Except as otherwise required by the Certificate of Incorporation or in any Preferred Stock Designation, any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the stockholders. A director elected to fill a vacancy shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Except as otherwise required by the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 2.3 for the filling of other vacancies.

          Section 2.4 PLACE OF MEETINGS. Meetings of the Board of Directors may be held at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as may be specified in the call of any meetings.

          Section 2.5 REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held without call or notice immediately after and at the same general place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before the meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such place and at such time as shall be fixed by resolution of the Board of Directors.

          Section 2.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or any two directors then in office. Notice of special meetings either shall be mailed by the Secretary to each director at least two days before the meeting or shall be given personally or telegraphed or telecopied to each director by the Secretary at least twenty-four hours before the meeting. Such notice shall set forth the date, time and place of such meeting but need not, unless otherwise required by law, state the purpose of the meeting.

          Section 2.7 QUORUM AND VOTING. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws. A majority of the directors present at any meeting at which a quorum is present may adjourn the meeting to any other date, time or place without further notice other than announcement at the meeting. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting to any other date, time or place without notice other than announcement at the meeting until a quorum is present.

          Section 2.8 COMPENSATION. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and an annual retainer or salary for services as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 2.9 TELEPHONIC MEETINGS. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.9 shall constitute presence in person at such meeting.

          Section 2.10 RETIREMENT. No person shall be nominated or elected to the office of director of the Corporation if he or she has attained, as of the date of the annual or special meeting of stockholders at which he or she is to be elected, the age of 70.

          Section 2.11 HONORARY DIRECTORS. Mr. Marvin N. Stone and Mr. Jerome H. Stone shall be honorary directors and, as such, shall be entitled to notice of and to participate at meetings of directors, but shall have no vote.

          Section 2.12 EXECUTIVE COMMITTEE. The Board of Directors may, in its discretion by resolution passed by a majority of the Board of Directors, designate an Executive Committee consisting of such number of directors as the Board of Directors shall determine. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation with respect to any matter which may require action prior to, or which in the opinion of the Executive Committee may be inconvenient, inappropriate or undesirable to be postponed until, the next meeting of the Board of Directors; PROVIDED, the Executive Committee shall have no authority to obligate the Corporation to any expenditure or liability in excess of $1,500,000 in respect of any one project or series of related projects unless in furtherance of resolutions or actions previously adopted by the Board of Directors; and FURTHER PROVIDED, the Executive Committee shall not have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-Laws. Any member of the Board of Directors may request the Chairman of the Executive Committee to call a meeting of the Executive Committee with respect to a specified subject.

          Section 2.13 OTHER COMMITTEES. The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the Board of Directors, designate, and appoint, other committees of one or more directors which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. The Board shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.

          Section 2.14 NOMINATIONS. Except as otherwise provided in the Certificate of Incorporation or any Preferred Stock Designation relating to the rights of the holder of any one or more classes or series of preferred stock issued by the Corporation, acting separately by class or series, to elect, under specified circumstances, directors at a meeting of stockholders, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally.
However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting at which directors are to be elected only if written notice of such stockholder's intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by, the Secretary of the Corporation at the principal executive offices of the Corporation in Chicago, Illinois, not less than sixty days nor more than ninety days prior to the meeting; PROVIDED, HOWEVER, that, in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice shall set forth: (i) the name and record address of the stockholder who intends to make the nomination; (ii) the name, age, principal occupation or employment, business address and residence address of the person or persons to be nominated; (iii) the class and number of shares of capital stock held of record, owned beneficially and represented by proxy by such stockholder and by the person or persons to be nominated as of the record date for the meeting (if such date shall then have been made publicly available) and the date of such notice; (iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934, as amended, and the proxy rules of the Securities and Exchange Commission; and (vii) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The officer of the Corporation presiding at the meeting of stockholders shall, if the facts so warrant, determine that a nomination was not made in accordance with the provisions of this Section 2.14 and, if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-Laws.

                                     ARTICLE III

                                       OFFICERS


          Section 3.1 NUMBER AND DESIGNATION. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors and one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents), a Secretary and a Treasurer, and such Assistant Secretaries, Assistant Treasurers or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except that no one person may hold the offices of both Chairman of the Board and Secretary nor both President and Secretary.

          Section 3.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier resignation or removal.

          Section 3.3 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 3.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          Section 3.5 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation.
The Chairman of the Board may sign, alone or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be prescribed by the Board of Directors. When present, he shall preside at all meetings of the stockholders and of the Board of Directors.

          Section 3.6 PRESIDENT. The President shall be the principal officer of the Corporation, second only to the Chairman of the Board. In the absence of the Chairman of the Board or in the event of his or her inability or refusal to act as Chairman of the Board, the President shall perform the duties of the Chairman of the Board and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He or she may sign, alone or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Directors or the Chairman of the Board.

          Section 3.7 THE VICE PRESIDENTS. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or by the Board of Directors.

          Section 3.8 THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IV of these By-Laws. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or by the Board of Directors.

          Section 3.9 THE SECRETARY. The Secretary shall: (a) keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder;
(e) have general charge of the stock transfer books of the Corporation; and
(f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

          Section 3.10 ASSISTANT TREASURERS AND SECRETARIES. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, the President or the Board of Directors.

          Section 3.11 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                      ARTICLE IV

                        CONTRACTS, LOANS, CHECKS, AND DEPOSITS


          Section 4.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          Section 4.2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in the name of the Corporation unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          Section 4.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation as shall from time to time be designated by the Chairman of the Board, the President, the Vice President-Finance or the Treasurer.

          Section 4.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated from time to time by the Chairman of the Board, the President, a Vice President or the Treasurer; and such officers may designate any type of depository arrangement (including but not limited to depository arrangements resulting in net debits against the Corporation) as from time to time offered or available.

                                      ARTICLE V

                                CERTIFICATES OF STOCK


          The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

          The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                      ARTICLE VI

                                     FISCAL YEAR


          The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year.

                                     ARTICLE VII

                                       OFFICES


          The Corporation may have offices outside of the State of Delaware at such places as shall be determined from time to time by the directors.

                                     ARTICLE VIII

                                   INDEMNIFICATION


          Section 8.1 GENERAL. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit or his or her heirs, executors and administrators; PROVIDED, HOWEVER, that except as provided in Section 8.2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director of officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

          Section 8.2 EXPENSES. If a claim under Section 8.1 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 8.3 NON-EXCLUSIVE. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 8.4 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          Section 8.5 AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                                      ARTICLE IX

                                      AMENDMENTS


          Except to the extent otherwise provided in the Certificate of Incorporation, any Preferred Stock Designation or these By-Laws, these By-Laws shall be subject to alteration, amendment or repeal, and new By-Laws may be adopted (i) by the affirmative vote of the holders of not less than a majority of the voting power of all of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, at any regular or special meeting of the stockholders, or (ii) by the affirmative vote of not less than a majority of the members of the Board of Directors at any meeting of the Board of Directors at which there is a quorum present and voting; PROVIDED, that in the case of clause (i), any alteration, amendment or repeal made with respect to, or the adoption of a new By-Law inconsistent with, Section 1.5(b) of Article I of these By-Laws, shall require the affirmative vote of the holders of not less than eighty percent of the voting power of all of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors.